Exhibit 5.1

June 14, 2019

Oxford Northeast Ltd.

400 Rella Drive #165

Suffern, New York 10901

Re:	Registered Offering of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Oxford Northeast Ltd., a New York corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Commission File No. 333-229710) as amended to date filed on February15, 2019 (the “Registration Statement”) by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company is seeking to register up to 1,200,000 shares of its common stock, $.0001 par value.

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic, or photostatic copies. We have determined that the Company has been duly organized and is validly existing as a corporation under the laws of the State of New York.

Based on the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor will be validly issued, fully paid, and nonassessable.

The opinion expressed herein is limited to the Business Corporation Law of the State of New York and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Schonfeld & Weinstein, L.L.P.
Schonfeld & Weinstein L.L.P.